Exhibit 21

PPG Industries, Inc.
And Consolidated Subsidiaries

Subsidiaries of the Registrant
December 31, 2017

Significant subsidiaries included in the 2017 consolidated financial statements of the Company are:

United States and Canada:	Jurisdiction of Incorporation or Organization	Percentage of Voting Power
CG Holdings Manufacturing Co.	Michigan	100
Cuming Microwave Corporation	Massachusetts	100
Electra-Finish, Inc.	North Carolina	100
I.V.C. Industrial Coatings, Inc.	Indiana	100
MetoKote Canada Limited	Canada	100
MetoKote Corporation	Delaware	100
MetoKote Mexico Holdings, Inc.	Ohio	100
PPG Architectural Finishes, Inc.	Delaware	100
PPG Architectural Coatings Canada Inc.	Canada	100
PPG Canada Inc.	Canada	100
PPG Holdings Argentina USA LLC	Delaware	100
PPG Holdings Latin America USA LLC	Delaware	100
PPG Industries International, Inc.	Delaware	100
PPG Industries Ohio, Inc.	Delaware	100
PPG Industries Securities, LLC	Delaware	100
PPG Kansai Automotive Finishes Canada, LP	Canada	60
PPG Kansai Automotive Finishes U.S., LLC	Delaware	60
PRC-DeSoto International, Inc.	California	100
Sierracin Corporation	Delaware	100
Sierracin/Sylmar Corporation	California	100
The Crown Group Co.	Michigan	100
The Glidden Supply Company LLC	Delaware	100
Vanex, Inc.	Delaware	100

Latin America:
Alermac Inversiones, S.A. de C.V.	Mexico	100
Centro de Investigación en Polímeros, S.A. de C.V.	Mexico	100
Comercial Mexicana de Pinturas, S.A. de C.V.	Mexico	100
Comex Industrial Coatings, S.A. de C.V.	Mexico	100
Consorcio Comex, S.A. de C.V.	Mexico	100
Consorcio Latinoamericano, S.A.	Mexico	100
Distribuidora Kroma, S.A. de C.V.	Mexico	100
Empresa AGA, S.A. de C.V.	Mexico	100
Fábrica de Pinturas Universales, S.A. de C.V.	Mexico	100
Grupo Comex, S.A. de C.V.	Mexico	100
MetoKote de Mexico, S. de R.L. de C.V.	Mexico	100
Pinturerias del Istmo, S.A.	Panama	100
Plásticos Envolventes, S.A. de C.V.	Mexico	100
PPG ALESCO Automotive Finishes Mexico, S. de R.L. de C.V.	Mexico	60
PPG AP Resinas, S.A. de C.V.	Mexico	100
PPG Architectural Coatings (Puerto Rico) Inc.	Puerto Rico	100

PPG Industrial do Brasil - Tintas E. Vernizes - Ltda.	Brazil	100
PPG Industries Argentina S.R.L.	Argentina	100
PPG Industries Chile S.A.	Chile	100
PPG Industries Colombia Ltda.	Colombia	100
PPG Industries de Mexico, S.A. de C.V.	Mexico	100
PPG Mexico, S.A. de C.V.	Mexico	100
Viasa, S.A. de C.V.	Mexico	100

EMEA:
Brown Brothers Distribution Limited	United Kingdom	100
Deutek S.A.	Romania	100
Dyrup A/S	Denmark	100
Dyrup SAS	France	100
EPIC Insurance Co. Ltd.	Bermuda	100
Erlenbrunnen Grundstücksverwaltung GmbH	Germany	100
Johnstone’s Paints Limited	United Kingdom	100
Kalon Investment Company Limited	United Kingdom	100
Kalon South Africa Proprietary Limited	South Africa	100
Malcolm Enamellers ACP Limited	United Kingdom	100
MetoKote Deutschland GmbH	Germany	100
MetoKote UK Limited	United Kingdom	100
Peintures de Paris SAS	France	99.94
PPG AC - France SA	France	99.94
PPG Architectural Coatings Ireland Limited	Ireland	100
PPG Architectural Coatings UK Limited	United Kingdom	100
PPG Cameroun SA	Cameroon	51.5
PPG CEE Premazi (d.o.o.)	Slovenia	100
PPG Coatings B.V.	The Netherlands	100
PPG Coatings BVBA/SPRL	Belgium	100
PPG Coatings Deutschland GmbH	Germany	100
PPG Coatings Europe B.V.	The Netherlands	100
PPG Coatings Manufacturing SARL	France	100
PPG Coatings Nederland BV	The Netherlands	100
PPG Coatings S.A.	France	99.9
PPG Coatings South Africa (Pty) Ltd.	South Africa	100
PPG Deco Czech a.s.	Czech Republic	100
PPG Deco Polska sp. z.o.o.	Poland	100
PPG Deco Slovakia, s.r.o.	Slovakia	100
PPG Deutschland Business Support GmbH	Germany	100
PPG Deutschland Sales & Services GmbH	Germany	100
PPG Distribution S.A.S.	France	99.94
PPG DYRUP, S.A.	Portugal	100
PPG Europe B.V.	The Netherlands	100
PPG Finance B.V.	The Netherlands	100
PPG France Business Support S.A.S.	France	100
PPG France Manufacturing S.A.S.	France	100
PPG Guadeloupe SAS	Guadeloupe	100
PPG Holdco SAS	France	100

PPG Holdings (U.K.) Limited	United Kingdom	100
PPG Ibérica, S.A.	Spain	100
PPG Ibérica Sales & Services, S.L.	Spain	100
PPG Industrial Coatings B.V.	The Netherlands	100
PPG Industries (UK) Ltd	United Kingdom	100
PPG Industries Chemicals B.V.	The Netherlands	100
PPG Industries Europe Sàrl	Switzerland	100
PPG Industries France S.A.S.	France	100
PPG Industries Italia S.r.l.	Italy	100
PPG Industries Kimya a Sanayi VE Ticaret AS	Turkey	100
PPG Industries Lackfabrik GmbH	Germany	100
PPG Industries Lipetsk LLC	Russia	100
PPG Industries LLC	Russia	100
PPG Industries Middle East FZE	U.A.E	100
PPG Industries Netherlands B.V.	The Netherlands	100
PPG Industries Poland Sp. Z.o.o.	Poland	100
PPG Italia Business Support S.r.l.	Italy	100
PPG Italia Sales & Services S.r.l.	Italy	100
PPG Kansai Automotive Finishes U.K. LLP	United Kingdom	60
PPG Luxembourg Finance S.àR.L.	Luxembourg	100
PPG Luxembourg Holdings S.àR.L.	Luxembourg	100
PPG Polifarb Cieszyn S.A.	Poland	100
PPG Réunion SAS	La Reunion	51
PPG Service Sud S.r.l.	Italy	100
PPG Switzerland GmbH	Switzerland	100
PPG Trilak Kft.	Hungary	100
PPG Univer S.P.A.	Italy	100
Prominent Paints Proprietary Limited	South Africa	100
Revocoat France SAS	France	100
Revocoat Holding SAS	France	100
Revocoat Iberica SLU	Spain	100
Schoch Holding AG	Switzerland	100
Sealants Europe SAS	France	66
Sigma Marine & Protective Coatings Holding B.V.	The Netherlands	100
SigmaKalon (BC) UK Limited	United Kingdom	100
SigmaKalon Middle East B.V.	The Netherlands	63.2
SigmaKalon UK Holding Limited	United Kingdom	100
Société des Anciens Etablissements Peppler	France	99.94

Asia:
Foshan Bairun Chemicals Co., Ltd.	China	100
IVC Nan Sha Ltd.	China	100
PPG Aerospace Materials (Suzhou) Co. Ltd.	China	100
PPG Asian Paints Private Ltd.	India	50
PPG Coatings (Hong Kong) Co., Limited	Hong Kong	100
PPG Coatings (Kunshan) Co., Ltd.	China	100
PPG Coatings (Malaysia) Sdn. Bhd.	Malaysia	100
PPG Coatings (Shanghai) Co., Ltd.	China	100
PPG Coatings (Suzhou) Company Ltd.	China	100
PPG Coatings (Thailand) Co., Ltd.	Thailand	100

PPG Coatings (Tianjin) Co., Ltd.	China	100
PPG Coatings (Wuhu) Company, Ltd.	China	100
PPG Coatings (Zhangjiagang) Co., Ltd.	China	100
PPG COATINGS SINGAPORE PTE. LTD.	Singapore	100
PPG Industries (Korea) Ltd.	South Korea	100
PPG Industries (Singapore) Pte., Ltd.	Singapore	100
PPG Industries Australia PTY Limited A.C.N. 055 500 939	Australia	100
PPG Industries New Zealand Limited	New Zealand	100
PPG Japan Ltd.	Japan	100
PPG Management (Shanghai) Co., Ltd.	China	100
PPG Packaging Coatings (Suzhou) Co., Ltd.	China	100
PPG Paints Trading (Shanghai) Co., Ltd.	China	100
PPG Performance Coatings (Hong Kong) Limited	Hong Kong	100
PPG Performance Coatings (Malaysia) Sdn. Bhd.	Malaysia	100
PPG SSC Co., Ltd.	South Korea	80.01
PRC-Desoto Australia Pty Ltd.	Australia	100
Protec Pty Ltd. A.C.N. 007 857 392	Australia	100
PT. PPG Coatings Indonesia	Indonesia	100
Sikar (Shanghai) Trading Co. Ltd.	China	100
Spraylat Coatings (Shanghai) Limited	China	100